UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of Earliest Event Reported) May 20, 2005

                            NetFabric Holdings, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                      0-21419                  76-0307819
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)     (IRS Employer
    of Incorporation)                                      Identification No.)

    Three Stewart Court, Denville, NJ                               07834
--------------------------------------------------------------------------------
 (Address of principal executive offices)                        (zip code)

       Registrant's telephone number, including area code - (973) 887-2785

           67 Federal Road, Building A Suite 300 Brookfield, CT 06804
--------------------------------------------------------------------------------
          (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements And Exhibits

      The following financial statements and pro forma financial information omitted from the Company's Report on Form 8-K for the event dated May 20, 2005 filed with the Commission on May 26 in reliance upon instructions 9.01(a) (4) and 9.01(b) (2) of Form 8-K, are filed herewith.

      (a)   Financial statements of Business Acquired.

            (i) Financial Statements of UCA Services, Inc., as of December 31, 2004 and 2003 and for the years ended December 31, 2004 and 2003.

            (ii)  Unaudited  Financial  Statements  of UCA  Services,  Inc as of
                  March 31, 2005 and for the three months ended March 31, 2005 and 2004.

      (b) Pro Forma Financial Information. Unaudited Pro forma Condensed Combined Financial Information for NetFabric Holdings, Inc. and UCA Services, Inc.

      (c)   Exhibits

            Reference is made to exhibits previously filed with the Securities and Exchange Commission, as Exhibits to the Company's Reports on 8-K filed with the Commission on May 26, 2005.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NETFABRIC HOLDINGS, INC.

Date:  August 2, 2005                  By: /s/Jeff Robinson
                                           -------------------------------------
                                           Name: Jeff Robinson
                                           Title: Chairman and CEO

UCA Services, Inc.

Financial Statements as of December 31, 2004 and 2003 and for the year ended December 31, 2004, the period from June 1, 2003 (Inception Date) to December 31, 2003 and for the period from January 1, 2003 to May 31, 2003 and Report of Independent Registered Public Accounting Firm

                               UCA Services, Inc.


                                      INDEX


Report of Independent Registered Public Accounting Firm                      F-2

Financial statements:

  Balance Sheets, December 31, 2004 and 2003                                 F-3

  Statements of  Operations, for the year ended  December 31, 2004, for the period from inception (June 1, 2003) to December 31, 2003 and for
    the period from January 1, 2003 to May 31, 2003                          F-4

  Statements of Stockholders' (Deficit) Equity for the period from
    January 1, 2003 to May 31, 2003, for the period from inception
    (June 1, 2003) to December 31, 2003 and for the year ended
    December 31, 2004                                                        F-5

  Statements of Cash Flows, for the year ended  December 31, 2004, for the period from inception (June 1, 2003) to December 31, 2003 and for
    the period from January 1, 2003 to May 31, 2003                          F-6

  Notes to financial statements                                       F-7 - F-17

             Report of Independent Registered Public Accounting Firm


The Stockholder of UCA Services, Inc.


We have audited the accompanying balance sheets of UCA Services, Inc. as of December 31, 2004 and 2003, and the related statements of operations, stockholder's equity (deficit), and cash flows for the year ended December 31, 2004 and for the period from inception (June 1, 2003) to December 31, 2003, and for the period from January 1, 2003 to May 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UCA Services, Inc. as of December 31, 2004 and 2003, and its results of operations and cash flows for the year ended December 31, 2004 and for the period from inception (June 1, 2003) to December 31, 2003, and for the period from January 1, 2003 to May 31, 2003 in conformity with accounting principles generally accepted in the United States of America.


/s/ J.H. Cohn LLP
Jericho, New York
July 29, 2005

UCA Services, Inc.

Balance Sheets
As of December 31, 2004 and 2003

--------------------------------------------------------------------------------

                                                              December 31,       December 31,
                                                                  2004              2003
                                                             --------------    --------------
                                     ASSETS

Current Assets:
  Cash                                                       $      154,242    $      301,017
  Accounts receivable, net                                        1,842,954         1,205,584
  Due from affiliate, net                                                --           512,205
  Prepaid expenses and other current assets                          15,456            11,644
                                                             --------------    --------------
    Total current assets                                          2,012,652         2,030,450

Property and equipment, net                                         107,082            21,536

Other assets                                                          7,324                --
                                                             --------------    --------------

    Totals                                                   $    2,127,058    $    2,051,986
                                                             ==============    ==============

  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
  Accounts payable                                           $    1,661,578    $    1,617,134
  Accrued compensation                                              181,585            87,069
  Accrued expenses                                                  202,550            29,479
  Income taxes payable                                                3,558             4,108
  Loans payable to shareholders                                     175,000           129,703
  Deferred revenues and advances from customers                     227,923                --
                                                             --------------    --------------

    Total current liabilities                                     2,452,194         1,867,493
                                                             --------------    --------------

Commitments and contingencies

Stockholders' Equity (Deficit):
  Common Stock, No par value, 5,000,000 shares authorized,
  3,000,000 shares issued and outstanding                           652,326           627,623
  Accumulated deficit                                              (977,462)         (443,130)
                                                             --------------    --------------
    Total stockholders' equity (deficit)                           (325,136)          184,493
                                                             --------------    --------------

    Totals                                                   $    2,127,058    $    2,051,986
                                                             ==============    ==============
                        See Notes to Financial Statments

UCA Services, Inc.

Statements of Operations for the year ended December 31, 2004, for the period from inception (June 1, 2003) to December 31, 2003 and for the period from January 1, 2003 to May 31, 2003

--------------------------------------------------------------------------------

                                                                                           For the period     For the Period
                                                                                           from inception     from January 1,
                                                                                           (June 1, 2003)          2003
                                                                           December 31,    to December 31,       to May 31,
                                                                              2004              2003               2003
                                                                        ---------------    ---------------    ---------------
Revenues                                                                $    14,007,729    $     5,439,288    $     3,427,242
Expenses:

       Direct employee compensation and consultant expenses                  10,955,449          4,190,908          2,564,716
       Selling, general and administrative expenses (including
         $0 and $407,327 and $0, respectively, of stock-
         based compensation)                                                  3,473,894          1,620,457            378,797
       Research and development                                                  57,278             36,516                 --
       Depreciation and amortization                                             42,641             27,231             19,108
                                                                        ---------------    ---------------    ---------------
       Total expenses                                                        14,529,262          5,875,112          2,962,621
Operating (loss) income                                                        (521,533)          (435,824)           464,621


Interest expense                                                                 12,799              3,198                 --

                                                                        ---------------    ---------------    ---------------
Income (loss) before provision for income taxes                                (534,332)          (439,022)           464,621

Provision for income taxes                                                           --              4,108            176,556
                                                                        ---------------    ---------------    ---------------

Net (Loss) Income                                                       $      (534,332)   $      (443,130)   $       288,065
                                                                        ===============    ===============    ===============

                        See Notes to Financial Statments

UCA Services, Inc.

Statements of Stockholders' Equity (Deficit) for the period from January 1, 2003 to May 31, 2003, for the period from inception (June 1, 2003) to December 31, 2003 and for the year ended December 31, 2004

--------------------------------------------------------------------------------

                                                                              Common Stock
                                                             ----------------------------------------                      Total
                                                              Investment                                               Stockholders'
                                                                 from                                    Accumulated      Equity
                                                             UCA Systems      Shares         Amount        Deficit       (Deficit)
                                                             -----------    ----------    ------------   ------------   ----------
Balances at January 1, 2003                                  $    72,228            --    $         --   $         --   $   72,228

  Contributions from UCA Systems, net                            410,410            --              --             --      410,410
  Amount retained by UCA Systems                                (696,935)                                                (696,935)
  Net income                                                     288,065            --              --             --      288,065
                                                             -----------    ----------    ------------   ------------   ----------

Balance at May 31, 2003                                           73,768            --              --             --       73,768
-----------------------------------------------------------------------------------------------------------------------------------
Balances at Inception (June 1, 2003)                                  --            --              --             --           --

  Contribution of assets and liabilities from shareholders            --     3,000,000          73,768             --       73,768
  Contribution from shareholders                                      --            --         146,528             --      146,528
  Issuance of option to purchase common stock to employee             --            --         407,327             --      407,327
  Net loss                                                            --            --              --       (443,130)    (443,130)
                                                             -----------    ----------    ------------   ------------   ----------
Balances at December 31, 2003                                         --     3,000,000         627,623       (443,130)     184,493

   Contribution of cash from shareholders                              --           --          24,703             --       24,703
   Net loss                                                            --           --              --       (534,332)    (534,332)
                                                              -----------   -----------    ------------   ------------  ----------

Balances at December 31, 2004                                 $        --     3,000,000    $    652,326   $  (977,462)  $ (325,136)
                                                              ===========    ==========    ============   ============  ==========

                        See Notes to Financial Statments

UCA Services, Inc.

Statements of Cash Flows for the year ended December 31, 2004, for the period from inception (June 1, 2003) to December 31, 2003 and for the period from January 1, 2003 to May 31, 2003

--------------------------------------------------------------------------------

                                                                                            For the period
                                                                                            from inception     For the period
                                                                                            (June 1, 2003)     from January 1,
                                                                           December 31,     to December 31,     2003 to May 31,
                                                                              2004                2003              2003
                                                                          -------------     -------------      -------------
OPERATING ACTIVITIES
  Net (loss) income                                                       $    (534,332)    $    (443,130)     $     288,065
  Adjustments to reconcile net income to net cash (used in)
   provided by operating activities:
  Provision for bad debts                                                        69,213            11,616                 --
  Reserve for due from affiliate                                                255,451                --                 --
  Stock-based compensation                                                           --           407,327                 --
  Depreciation and amortization                                                  42,641            27,231             19,108
  Changes in operating assets and liabilities:
           Accounts receivable                                                 (706,583)       (1,093,861)          (428,538)
           Due from affiliate                                                   256,754          (512,205)                --
           Prepaid expenses and other current assets                             (3,812)           (6,644)                --
           Other assets                                                          (7,324)               --                 --
           Accounts payable                                                      44,444         1,513,497            147,328
           Accrued compensation                                                  94,516            87,069            (29,762)
           Accrued expenses                                                     173,071            29,479                 --
           Income taxes payable                                                    (550)            4,108                 --
           Deferred revenues and advances from customers                        227,923                --              3,799
                                                                          -------------     -------------      -------------

 Net cash (used in) provided by operating activities                            (88,588)           24,487                 --
                                                                          -------------     -------------      -------------

INVESTING ACTIVITIES
  Purchases of property and equipment                                          (128,187)               --                 --
                                                                          -------------     -------------      -------------

  Net cash used in investing activities                                        (128,187)               --                 --
                                                                          -------------     -------------      -------------

FINANCING ACTIVITIES
  Contributions from UCA Systems, net                                                --                --                 --
  Contribution of cash from shareholders                                         24,703           151,827                 --
  Loans from shareholders                                                        45,297           124,703                 --
                                                                          -------------     -------------      -------------
 Net cash provided by financing activities                                       70,000           276,530                 --
                                                                          -------------     -------------      -------------

Net change in cash                                                             (146,775)          301,017                 --
Cash at beginning of period                                                     301,017                --                 --
                                                                          -------------     -------------      -------------

Cash at end of period                                                     $     154,242     $     301,017      $          --
                                                                          =============     =============      =============

Supplemental cash flow information:
  Cash paid for interest expense                                          $      12,799     $       3,198      $          --
                                                                          =============     =============      =============

  Cash paid for income taxes                                              $          --     $         550      $          --
                                                                          =============     =============      =============
Supplemental disclosure of non-cash
 activities:
  Contribution of assets and liabilities from shareholders, net           $          --     $      68,469      $          --
                                                                          =============     =============      =============

Contributions from UCA Systems, net                                       $          --     $          --      $     410,410
                                                                          =============     =============      =============

                        See Notes to Financial Statments

UCA Services, Inc.

Notes to Financial Statements
--------------------------------------------------------------------------------

1.    Nature of Business

      UCA Services, Inc. ("UCA Services" or the "Company"), a New Jersey company, is an information technology ("IT") solutions company that serves the information and communications needs of a wide range of Fortune 500 and small to mid-size business clients in the financial markets industry as well as the pharmaceutical, health care and hospitality sectors. The Company delivers a broad range of IT consulting and, infrastructure development services, including multi-year managed services contracts, via an integrated network of branch offices and alliance partners in the United States, Canada, Europe and India. The Company's services include solutions in the practice areas of infrastructure builds and maintenance, application development and maintenance, business process managed services and professional IT services.

      In May 2005, the Company was acquired by NetFabric Holdings, Inc. ("NetFabric") (See Note 11). NetFabric develops and markets a family of Internet Protocol ("IP") appliances that simplifies the integration of standard telephone systems with an IP infrastructure.

      Management's Plans
      The Company incurred operating losses of $(521,533) and $(435,824) during the year ended December 31, 2004 and the period from inception (June 1, 2003) to December 31, 2003 and as of December 31, 2004 the Company has an accumulated deficit of $977,462 and a working capital deficit of $439,542. Management believes that cash flows generated from revenues in 2005 will be sufficient to fund the Company's operations through the first quarter of 2006. Additional funding from shareholders and/or third parties may be required to obtain profitable operations. However there can be no assurance that the Company will generate sufficient revenues to provide positive cash flows from operations, or that sufficient capital will be available, when required, or at terms deemed reasonable to the Company, to permit the Company to realize its plans.

      NetFabric has agreed to support the operations of the Company by providing the necessary working capital. Since December 31, 2004, NetFabric has provided $350,000 of cash and will provide an additional $300,000 upon the filing of its registration statement with the Securities Exchange Commission. These proceeds, along with cash generated from operations in the opinion of management will be sufficient to fund the Company's operations through the first quarter of 2006.

2.    Basis of Presentation

      The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

      UCA Services was incorporated on April 2, 2003 but did not have any operations until June 1, 2003 ("Inception") (See Note 7). Prior to June 1, 2003 UCA Services was a business unit of UCA Computer Systems, Inc. ("Systems") and therefore the results of operations of UCA Services prior to June 1, 2003 were included in the results of operations of Systems. The Company and Systems were owned by the same shareholders through May 2005 (See Note 11).

      Carve out
      Prior to June 1, 2003, the Company was under the control of Systems and an integral part of Systems' operations. As a department within Systems, the Company did not historically prepare separate financial statements. The accompanying Statement of Operations for the period from January 1, 2003 to May 31, 2003 has been prepared from Systems' historical accounting records and is presented on a carve-out basis to include the historical operations applicable to UCA Services as operated under Systems, in accordance with U.S. GAAP, as if the Company had been a separate stand-alone entity. However, the results of operations for the period from January 1, 2003 to May 31, 2003 may not be indicative of UCA Services future development.

UCA Services, Inc.

Notes to Financial Statements
--------------------------------------------------------------------------------

      The Statement of Operations for the period from January 1, 2003 to May 31, 2003 includes all revenues and certain costs identified as 100% directly attributable to UCA Services as operated under Systems, including compensation for certain employees of UCA Services and costs for consultants and other services providers utilized by UCA Services. In addition, the Statement of Operations for the period from January 1, 2003 to May 31, 2003 includes costs incurred by Systems on behalf of itself and UCA Services of which a portion has been allocated to UCA Services based on certain assumptions and estimates related to the integration of UCA Services within Systems during the period. Management believes the assumptions underlying the Statement of Operations, including the methods used to allocate expenses incurred on UCA Services' behalf by Systems are reasonable and that the amount of expenses reflected in the statement of operations for the period from January 1, 2003 to May 31, 2003 approximates the estimated expenses UCA Services would have incurred had it not been affiliated with Systems.

      The expenses incurred by Systems and allocated to UCA Services includes compensation paid to certain shared employees during the period as well as selling, general and administrative expenses. The full cost of compensation for shared employees was borne by Systems and based on an estimate of the proportion of hours worked by the employees, these costs have been allocated to UCA Services and are reflected in direct employee compensation and consultant expenses and selling general and administrative expenses on the accompanying Statement of Operations for the period from January 1, 2003 to May 31, 2003 .

      Selling, general and administrative expenses, including costs for facilities, supplies and services used by UCA Services at Systems' offices, insurance and depreciation and amortization have been allocated to UCA Services from Systems. Such costs have been allocated to UCA Services primarily based on an estimate of the proportion of employees of UCA Services versus the total employees of Systems, considering, among other factors square footage occupied and sales by each company during the period.

      Prior to June 1, 2003, UCA Services was not directly subject to taxation, rather its operations were included in the combined tax return of Systems for both Federal income tax and local taxes. For purposes of the Statement of Operations for the period from January 1, 2003 to May 31, 2003, income taxes were recognized by the UCA Services based on federal and state statutory income tax rates as if the Company had been a separate taxable entity.

      The excess of assets over liabilities is reflected as Systems' investment in the Company as of May 31, 2003.

3.    Summary of Significant Accounting Policies and Practices

      Use of Estimates

      The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates and assumptions are used for, but not limited to, the period from January 1, 2003 to May 31, 2003 carve-out, accounting for efforts expected to be incurred to complete performance under revenue contracts, allowance for uncollectible accounts receivable, the useful lives of property, plant, equipment, the fair value of the Company's common stock, the fair value of stock-based compensation. Actual results could differ from those estimates. Appropriate changes in estimates are made as management become aware of changes in circumstances surrounding the estimates. Changes in estimates are reflected in the financial statements in the period in which changes are made and, if material, their effects are disclosed in the notes to the financial statements.

UCA Services, Inc.

Notes to Financial Statements
--------------------------------------------------------------------------------

      Revenue Recognition

      The Company derives revenues primarily from professional services, managed IT services, application development services and from business process management services. Arrangements with customers for services are generally on a time and material basis or fixed-price, fixed-timeframe. Revenue on time-and-material contracts is recognized as the related services are performed. Revenue from fixed-price, fixed-timeframe service contracts are recognized ratably over the term of the contract, as per the proportional performance method. When the Company receives cash advances from customers in advance of the service period, amounts are reported as advances from customers until the commencement of the service period. Billings and collections in excess of revenue recognized are classified as deferred revenue.

      Allowance for Doubtful Accounts

      The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. These estimated losses are based upon historical bad debts, specific customer creditworthiness and current economic trends. If the financial condition of a customer deteriorates, resulting in the customer's inability to make payments within approved credit terms, additional allowances may be required. The Company performs credit evaluations of its customers' financial condition on a regular basis. The Company recognized allowances for bad debts of $69,213, $11,616 and $0 during the year ended December 31, 2004, the period from inception (June 1, 2003) to December 31, 2003 and the for the period from January 1, 2003 to May 31, 2003, respectively.

      Cash and Cash Equivalents

      The Company considers all highly liquid investments with a remaining maturity at the date of purchase / investment of three months or less and that are readily convertible to known amounts of cash to be cash equivalents. Cash is comprised of cash on deposit with banks. As of December 31, 2004 and 2003 the Company did not hold any cash equivalents.

      Property and Equipment

      Property and equipment are stated at cost, less accumulated depreciation and amortization. Property and equipment, consisting principally of computer equipment and capitalized purchased software programs. The Company depreciates and amortizes property and equipment over their estimated useful lives using the straight-line method. The estimated useful lives of assets are as follows:

                Office equipment, including computers          2-5 years
                Furniture and fixtures                         5 years

      Leasehold improvements are amortized over the lesser of the remaining life of the lease or their estimated useful lives.

UCA Services, Inc.

Notes to Financial Statements

--------------------------------------------------------------------------------

      Long-Lived Assets

      Long-lived assets, including property and equipment and intangible assets, are monitored and reviewed for impairment in value whenever events or changes in circumstances indicate that the carrying amount of any such asset may not be recoverable. The determination of recoverability is based on an estimate of undiscounted cash flows expected to result from the use of an asset and its eventual disposition. The estimated cash flows are based upon, among other things, certain assumptions about expected future operating performance, growth rates and other factors. Estimates of undiscounted cash flows may differ from actual cash flows due to factors such as technological changes, economic conditions, and changes in the Company's business model or operating performance. If the sum of the undiscounted cash flows (excluding interest) is below the carrying value, an impairment loss is recognized, measured as the amount by which the carrying value exceeds the fair value of the asset. Through December 31, 2004, no write-downs of long-lived assets have been recognized.

      Business Concentrations and Credit Risk

      Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company reduces credit risk by placing its cash with major financial institutions with high credit ratings. At times, such amounts may exceed Federally insured limits. The Company reduces credit risk related to accounts receivable by routinely assessing the financial strength of its customers and maintaining an appropriate allowance for doubtful accounts.

      The Company's services have been provided primarily to a limited number of clients located worldwide in a variety of industries. The Company had revenues from the clients representing 27%, 21% and 11% of revenues during the year ended December 31, 2004. The Company had revenues from three clients representing 26%, 16% and 14% of revenues for the period from inception (June 1, 2003) to December 31, 2003. The Company had revenues from four clients representing 48%, 21%, 16% and 10% of revenues for the period from January 1, 2003 to May 31, 2003.

      The Company generally does not require its clients to provide collateral. Additionally, the Company is subject to a concentration of credit risk with respect to its accounts receivable. The Company had three clients accounting for 53% (26%, 17% and 10%) of total gross accounts receivable as of December 31, 2004. The Company had 3 clients accounting for 64% (36%, 17% and 11%) of total gross accounts receivable as of December 31, 2003.

      Fair Value of Financial Instruments

      The fair values of the Company's assets and liabilities that qualify as financial instruments under Statement of Financial Accounting Standards ("SFAS") No. 107 approximate their carrying amounts presented in the balance sheets at December 31, 2004 and 2003.

      Research and Development

      Research and development ("R&D") costs are expensed as incurred. These expenses include the cost of the Company's proprietary R&D efforts. R&D expenses were $57,278, $36,516 and $0 during the year ended December 31, 2004, for the period from inception (June 1, 2003) to December 31, 2003 and for the period from January 1, 2003 to May 31, 2003, respectively.

UCA Services, Inc.

Notes to Financial Statements

--------------------------------------------------------------------------------

      Stock-Based Compensation

      The Company accounts for stock options granted to employees using the intrinsic value method in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB Opinion No. 25"), and related interpretations. As such, compensation expense to be recognized over the related vesting period is generally determined on the date of grant only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), encourages entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income (loss) disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied.

      On June 1, 2003, in connection with an employment agreement (See Note 11) the Company caused its shareholders to grant an option to a certain executive of the Company to purchase up to 20% of the Company's outstanding common stock from such shareholders at an exercise price of $3,942 or $6.57 per share. The option was fully vested at the date of grant and is exercisable at any time during the term of the executives' employment as provided in an employment agreement. As a result of this option the Company recognized compensation expense of $407,327 during the period from inception (June 1, 2003) to December 31, 2003, which is included in selling, general and administrative expense on the accompanying Statements of Operations, as a result of the difference between the estimated market value of the Company's common stock on the date of grant and the exercise price for the option issued to the executive. The option was exercised by the executive in March 2005.

      If compensation expense for this stock option had been determined in accordance with SFAS No. 123, the Company's pro forma net loss would have been:

                                                                             For the period
                                                          For the           from inception     For the period
                                                         year ended         (June 1, 2003)     from January 1,
                                                         December 31,       to December 31,    2003 to May 31,
                                                            2004                 2003              2003
                                                       ---------------     ---------------     ---------------
Net income (loss), as reported                         $      (534,332)    $      (443,130)    $       288,065
Stock-based employee compensation recorded
                                                                    --            (407,327)                 --
                                                       ---------------     ---------------     ---------------
Sub-total                                                     (534,332)            (35,803)            288,065
Stock-based employee compensation expense
 determined under fair value method                                 --             407,657                  --
                                                       ---------------     ---------------     ---------------
Pro forma net income (loss), as adjusted               $      (534,332)    $      (443,460)    $       288,065
                                                       ===============     ===============     ===============

UCA Services, Inc.

Notes to Financial Statements

--------------------------------------------------------------------------------

      Income Taxes

      Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences become deductible. Management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

      Recent Accounting Pronouncements Issued, Not Adopted

      In February 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS No. 150"). The provisions of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003, and otherwise are effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. The Company has not issued any financial instruments with such characteristics.

      In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities" ("FIN No. 46R"), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN No. 46R replaces FASB Interpretation No. 46, "Consolidation of Variable Interest Entities", which was issued in January 2003. Companies are required to apply FIN No. 46R to variable interests in variable interest entities ("VIEs") created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, the Interpretation is applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN No. 46R that were created before January 1, 2004, the assets, liabilities and noncontrolling interests of the VIE initially are measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN No. 46R first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE. The Company does not have any interest in any VIE.

      In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), "Share-Based Payment", which requires companies to change their accounting policies to record the fair value of stock options issued to employees as an expense. Currently, the company does not deduct the expense of employee stock option grants from its income based on the fair value method as it has adopted the pro forma disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. The revised Statement eliminates the alternative to use APB Opinion 25's intrinsic value method of accounting that was provided in Statement 123 as originally issued. Pursuant to the Securities and Exchange Commission Release No. 33-8568, the Company is required to adopt SFAS 123R from January 1, 2006. The Company is evaluating how it will adopt the standard and evaluating the effect that the adoption of SFAS 123(R) will have on financial position and results of operations.

      In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on the Company's financial position and results of operations.

UCA Services, Inc.

Notes to Financial Statements

--------------------------------------------------------------------------------

4.    Trade accounts receivable

      Trade accounts receivable, net, consists of the following:

                                                    December 31, 2004       December 31, 2003
                                                    -----------------       -----------------
Accounts receivable from customers                  $       1,923,783       $       1,217,200
Allowance for doubtful accounts                               (80,829)                (11,616)
                                                    -----------------       -----------------
                                                    $       1,842,954       $       1,205,584
                                                    =================       =================

5.    Property and Equipment, net

      Property and equipment, net, consists of the following:

                                                    December 31, 2004     December 31, 2003
                                                    -----------------     -----------------
Office equipment                                    $         267,064     $         178,548
Furniture & fixtures                                           54,889                48,914
Leasehold improvements                                         54,631                20,936
                                                    -----------------     -----------------
                                                              376,584               248,398
Less:  Accumulated depreciation and amortization             (269,502)             (226,862)
                                                    -----------------     -----------------
                                                    $         107,082                21,536
                                                    =================     =================

      Depreciation and amortization expense were $42,641, $27,231 and $19,108 for the year ended December 31, 2004, for the period from inception (June 1, 2003) to December 31, 2003 and for the period from January 1, 2003 to May 31, 2003, respectively.

6.    Income Taxes

      A reconciliation of the statutory U.S. Federal income tax rate to the Company's effective tax was as follows:

                                                                            For the period
                                                          For the           from inception     For the period
                                                         year ended         (June 1, 2003)     from January 1,
                                                         December 31,       to December 31,    2003 to May 31,
                                                            2004                 2003              2003
                                                       ---------------     ---------------     ---------------
Statutory U.S. rate                                               34.0%               34.0%               34.0%
State income taxes, net of Federal benefit                         4.0%                4.0%                4.0%
Effect of valuation allowance                                    (38.0%)             (38.0%)                (0%)
                                                       ---------------     ----------------     --------------
Total income tax expense (benefit)                                 0.0%                0.0%               38.0%
                                                       ---------------     ----------------     --------------

UCA Services, Inc.

Notes to Financial Statements

--------------------------------------------------------------------------------

The provision for income taxes comprises:

                                                                           For the period
                                                          For the           from inception    For the period
                                                         year ended         (June 1, 2003)     from January 1,
                                                         December 31,       to December 31,    2003 to May 31,
                                                            2004                 2003              2003
                                                       ----------------    ---------------    ---------------
                                                       ----------------   ----------------   ----------------
Current provision (benefit):
Federal                                                $             --   $          1,940   $        148,679
State                                                                --              2,168             27,877
                                                       ----------------   ----------------   ----------------
                                                                     --              4,108            176,556
                                                       ----------------   ----------------   ----------------
Deferred provision (benefit):
Federal                                                              --                 --                 --
State                                                                --                 --                 --
                                                       ----------------   ----------------   ----------------

  Total provision for income taxes                     $             --   $          4,108   $        176,556
                                                       ================   ================   ================

Significant components of the Company's future tax assets at December 31, 2004 and 2003 are as follows:

                                        December 31, 2004    December 31, 2003
                                        -----------------    -----------------
Deferred tax assets:
  Net operating loss carry forward      $         188,538    $           4,608
  Allowance for bad debts                          32,331                4,500
                                        -----------------    -----------------
                                                  220,869                9,108
                                        -----------------    -----------------
                                                 (220,869)              (9,108)
                                        -----------------    -----------------
Less: Valuation allowance
  Net deferred tax assets               $              --    $              --
                                        =================    =================

      At December 31, 2004, the Company had net operating loss ("NOL") carry-forwards of approximately $471,000 which expire through 2024, subject to certain limitations. A full valuation allowance has been established because of the uncertainty regarding the Company's ability to generate income sufficient to utilize the tax losses during the carry-forward period.

      Prior to June 1, 2003, UCA Services was not directly subject to taxation, rather its operations were included in the combined tax return of Systems for both Federal income tax and local taxes. For purposes of the Statement of Operations for the period from January 1, 2003 to May 31, 2003, income taxes were recognized by the UCA Services based on Federal and state statutory income tax rates as if the Company had been a separate taxable entity. In connection with its formation on June 1, 2003, the Company did not assume any liability relating to the provision for income taxes for the period January 1, 2003 through May 31, 2003.

7.    Stockholders' Equity

      In June 2003 (Inception), the Company's shareholders contributed certain assets and liabilities, which were from previously those of the Predecessor company under Systems, to the Company, consisting of cash, accounts receivable, property, plant and equipment and accounts payable, with a net value of $73,768 in exchange for 3,000,000 shares of the Company's common stock. The Company's shareholders contributed $146,528 to fund certain expenses on behalf of the Company.

      The assets and liabilities contributed by shareholders were recorded at historical cost and consisted of the following:

UCA Services, Inc.

Notes to Financial Statements
--------------------------------------------------------------------------------

Cash                                                          $      5,297
Trade accounts receivable and other current assets                 128,341
Property, plant and equipment, net                                  48,767
Trade accounts payable and accrued expenses                      (108,637)
                                                              ------------

                                                               $    73,768
                                                              ============

      During the year ended December 31, 2004, current shareholders contributed approximately $25,000 to the Company for working capital purposes.

      On February 10, 2005, the Board of Directors approved and the Company effected a 1,000-for-1 stock split of its outstanding common stock. All historical share amounts have been restated to reflect the stock split.

8.    Employee Benefit Plan

      401(k) Benefit Plan
      In June 2003, the Company established a 401(k) Plan (the "401(k) Plan") which is available to its eligible employees, as defined. Participants may make voluntary contributions of up to 50% of their compensation, subject to certain internal revenue code limitations. The Company may make annual matching contributions to the 401(k) Plan at its discretion. Included in accrued compensation at December 31, 2004 and 2003 are $24,751 and $9,831, respectively, in matching 401(k) Plan contributions to be made by the Company.

9.    Related Party Transactions

      Shareholders
      Loans payable to shareholders on the accompanying Balance Sheets at December 31, 2004 and 2003 represent amounts owed to shareholders of the Company for advances of cash provided to the Company.

      Systems
      Through May 2005 (See Note 11), the Company and Systems were owned by the same shareholders. During the year ended December 31, 2004 and the period from inception (June 1, 2003) to December 31, 2003, the Company and Systems engaged in certain transactions between the companies.

      The Company subleases certain office space and incurs occupancy related costs under an agreement with Systems, whereby the Company pays rent and other occupancy costs based on the proportion of square footage occupied by the Company in the Systems office facility. Rent and occupancy expenses incurred by the Company under this agreement were $40,535 and $30,000 and are included in selling, general and administrative expenses during the year ended December 31, 2004 and the period from inception (June 1, 2003) to December 31, 2003, respectively.

      In connection with delivering hardware and software to certain of its customers, Systems has engaged the Company to assist with certain elements of its customer contracts, including but not limited to hardware and software configuration and implementation. Such services are provided to Systems pursuant to arrangement between the companies. Approximately $266,000 and $430,000 have been recognized in revenue during the year ended December 31, 2004 and the period from inception (June 1, 2003) to December 31, 2003, respectively, for services provided to Systems.

UCA Services, Inc.

Notes to Financial Statements
--------------------------------------------------------------------------------

      During the year ended December 31, 2004 and the period from inception (June 1, 2003) to December 31, 2003, the Company purchased $44,472 and $0 of fixed assets, consisting of computer equipment and software from Systems.

      From time to time during the year ended December 31, 2004 and the period from inception (June 1, 2003) to December 31, 2003 the Company provided short-term borrowings to Systems and received short-term borrowings from Systems to meet working capital needs.

      At December 31, 2004 the net amount due from Systems of $255,451, consisting of $669,000 in trade accounts receivable related to services provided by the Company offset by $413,549 of amounts due to Systems for advances of cash and accounts payable, is included in due from affiliate on the accompanying balance sheet. At December 31, 2003, the net amount due from Systems of $512,205, consisting of $535,092 in trade accounts receivable related to services provided by the Company offset by $22,887 of amounts due to Systems for advances of cash and accounts payable, is included in due from affiliate on the accompanying balance sheet.

      As of March 31, 2005 the net amount due from Systems to the Company was approximately $762,000. On May 17, 2005 the Company and Systems entered into an unsecured Non-Negotiable Promissory Note (the "Systems Note") whereby the net amount due to the Company from Systems of $779,870 was aggregated into the Systems Note. The Systems Note provides for interest at a rate equal to the minimum applicable federal rate of interest per annum and for equal monthly payments from Systems to the Company over a period of thirty-six months commencing on June 1, 2005. Due to uncertainties related to the realizability of the amounts due from Systems, the Company has reserved for the entire balance due from affiliate as of December 31, 2004 and March 31, 2005.

      Other Relationship
      During the year ended December 31, 2004, the Company recognized approximately $135,000 in revenue from Flagship HealthCare Management, Inc., a company related to the Company through common ownership as a result of the NetFabric acquisition in 2005 (See Note 11).

10.   Commitments and Contingencies

      Leases

      Commencing in March 2004, the Company leases certain office space under an operating lease. The future minimum cash commitments as of December 31, 2004 under such operating leases are as follows:

                2005                     $ 87,885
                2006                       18,309

      Rent expense for the year ended December 31, 2004 under the operating lease totaled $96,308.

      As discussed above, the Company subleases certain office space under an agreement with Systems, whereby the Company pays rent based on the proportion of square footage occupied by the Company in the Systems office facility. The agreement provides that the sublease term is a month-to-month until such time as the Company or Systems terminate the sublease. Rent expense incurred with Systems during the year ended December 31, 2004 and the period from inception (June 1, 2003) to December 31, 2003 was $40,535 and $30,000, respectively, and is included in selling, general and administrative expense on the accompanying statements of operations.

UCA Services, Inc.

Notes to Financial Statements
--------------------------------------------------------------------------------

      Employment Agreements
      On June 1, 2003 the Company entered into employment agreements with two of its executives. The employment agreements provide for initial terms of five years each and will extended automatically for an additional year at each anniversary date unless notice is provided by the Company or the respective executive. The agreements provided for annual base salaries for each executive and each of the executives are eligible to receive bonuses, at the sole discretion of the board of directors. Additionally, if an executive is terminated without cause by the Company or for good reason by the executive, the employment agreements provide each executive with termination benefits equal to the remaining annual base salary remaining during the initial term of each agreement plus one hundred twenty percent of pre-termination bonuses. The executives also have agreed to certain confidentiality, non-competition and non-solicitation provisions. As of December 31, 2004 the aggregate future minimum cash commitments for base salary under the employment agreements with the two executives are approximately $1.8 million.

      Additionally, one of the employment agreements provided one of the executives provided for an option to purchase shares of the Company's common stock (See Note 3).

      Litigation
      The Company is not aware of any matters pending that could have a material adverse effect on the Company's financial condition or results of operations.

11.   Subsequent Events

      Acquisition
      On May 20, 2005, UCA Services entered into and closed on a share exchange agreement ("Exchange Agreement"), whereby NetFabric acquired all of the issued and outstanding shares of UCA Services, from the Company's shareholders in exchange for the issuance of 24,096,154 shares of common stock of NetFabric. The share issuance to UCA Services shareholders represents approximately (35%) of NetFabric shares on a fully-diluted basis.

                               UCA Services, Inc.

                                      INDEX

Financial statements:

Balance Sheets, March 31, 2005(Unaudited) and December 31, 2004            F-19

Statements of Operations, for the three months ended March 31,
2005 and 2004 (Unaudited)                                                  F-20


Statement of  Stockholders'  Deficit for the period from January 1, 2005
to March 31, 2005 (Unaudited)                                              F-21

Statements of Cash Flows, for the three months ended March 31, 2005 and
2004 (Unaudited)                                                           F-22

Note to financial statements                                               F-23

UCA Services, Inc.

Balance Sheets
As of March 31, 2005 (Unaudited) and December 31, 2004
--------------------------------------------------------------------------------

                                                               March 31, 2005     December 31, 2004
                                                             -----------------    -----------------
                                     ASSETS
Current Assets
  Cash                                                       $         321,063    $         154,242
  Accounts receivable, net                                           2,142,904            1,842,954
  Prepaid expenses and other current assets                             90,922               15,456
                                                             -----------------    -----------------
    Total current assets                                             2,554,889            2,012,652

  Property and equipment, net                                           99,786              107,082
  Other assets                                                           7,324                7,324
                                                             -----------------    -----------------
    Totals                                                   $       2,661,999    $       2,127,058
                                                             =================    =================

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Accounts payable                                           $       1,584,008    $       1,661,578
  Accrued compensation                                                 351,146              181,585
  Accrued expenses                                                     127,009              202,550
  Income taxes payable                                                   3,558                3,558
  Loans payable to shareholders                                        175,000              175,000
  Deferred revenues and advances from customers                      1,396,665              227,923
                                                             -----------------    -----------------
    Total current liabilities                                        3,637,386            2,452,194
                                                             -----------------    -----------------
Commitments and contingencies

Stockholders' Deficit:
  Common Stock, No par value, 5,000,000 shares
  authorized, 3,000,000 shares issued and outstanding                  652,326              652,326

  Accumulated deficit                                               (1,627,713)            (977,462)
                                                             -----------------    -----------------
    Total stockholders' deficit                                       (975,387)            (325,136)
                                                             -----------------    -----------------
    Totals                                                   $       2,661,999    $       2,127,058
                                                             =================    =================

                        See Note to Financial Statements

UCA Services, Inc.

Statements of Operations for the three months ended March 31, 2005 and 2004 (Unaudited)
--------------------------------------------------------------------------------

                                                                 Three Months          Three Months
                                                                     Ended                Ended
                                                                   March  31,           March 31,
                                                               2005 (Unaudited)     2004 (Unaudited)
                                                              -----------------    -----------------
Revenues                                                      $       4,173,834    $       2,755,909
Expenses:

     Direct employee compensation and consultant expenses             3,376,992            2,174,141
     Selling, general and administrative expenses                     1,429,048              490,124
     Research and development                                                --               24,055
     Depreciation and amortization                                       15,045                8,611
                                                              -----------------    -----------------
       Total expenses                                                 4,821,085            2,696,931
Operating (loss) income                                                (647,251)              58,978

Interest expense                                                          3,000                3,750
                                                              -----------------    -----------------
  Income (loss) before provision for income taxes                      (650,251)              55,228

Provision for income taxes                                                   --                   --
                                                              -----------------    -----------------

Net (Loss) Income                                             $        (650,251)   $          55,228
                                                              =================    =================

                        See Note to Financial Statements

UCA Services, Inc.

Statement of Stockholders' Deficit for the three months ended March 31, 2005 (Unaudited)
--------------------------------------------------------------------------------

                                                      Common Stock                                 Total
                                                -------------------------     Accumulated       Stockholders'
                                                  Shares         Amount         Deficit           Deficit
                                                -----------   -----------   ---------------    ---------------
Balances at December 31, 2004                     3,000,000   $   652,326   $      (977,462)   $      (325,136)

    Net loss                                             --            --          (650,251)          (650,251)
                                                -----------   -----------   ---------------    ---------------

Balances at March 31, 2005 (Unaudited)            3,000,000   $   652,326   $    (1,627,713)   $      (975,387)
                                                ===========   ===========   ===============    ===============

                        See Note to Financial Statements

UCA Services, Inc.

Statements of Cash Flows for the three months ended March 31, 2005 and 2004 (Unaudited)
--------------------------------------------------------------------------------

                                                               Three Months       Three Months
                                                                  Ended              Ended
                                                                March  31,          March 31,
                                                             2005 (Unaudited)    2004 (Unaudited)
                                                             ----------------    ----------------
OPERATING ACTIVITIES
  Net (loss) income                                          $       (650,251)   $         55,228
  Adjustments to reconcile net loss income to net cash
   provided by (used in) operating activities:
  Reserve for due from affiliate                                      507,020                  --
  Depreciation and amortization                                        15,045               8,611
  Changes in operating assets and liabilities:
    Accounts receivable                                              (299,950)           (482,666)
    Due from affiliate                                               (507,020)             20,995
    Prepaid expenses and other current assets                         (75,466)             (8,050)
    Other assets                                                           --              (7,324)
    Accounts payable                                                  (77,570)             28,647
    Accrued compensation                                              169,561              41,529
    Accrued expenses                                                  (75,541)             77,048
    Income taxes payable                                                   --                (550)
    Deferred revenues and advances from customers                   1,168,742              34,200
                                                             ----------------    ----------------

  Net cash provided by (used in) operating activities                 174,570            (232,332)
                                                             ----------------    ----------------

INVESTING ACTIVITIES
  Purchases of property and equipment                                  (7,749)            (45,382)
                                                             ----------------    ----------------

  Net cash used in investing activities                                (7,749)            (45,382)
                                                             ----------------    ----------------

Net change in cash                                                    166,821            (277,714)
Cash at beginning of period                                           154,242             301,017
                                                             ----------------    ----------------

Cash at end of period                                        $        321,063    $         23,303
                                                             ================    ================

                        See Note to Financial Statements

UCA Services, Inc.

Notes to Financial Statements
--------------------------------------------------------------------------------


1.    Basis of Presentation

      The interim  financial  statements  presented  are  unaudited,  but in the opinion of management, have been prepared in conformity with accounting principles generally accepted in the United States of America applied on a basis consistent with those of the annual financial statements. Such interim financial statements reflect all adjustments (consisting principally of normal recurring accruals) necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for any other interim period or for the year ending December 31, 2005. The interim financial statements should be read in connection with the audited annual financials as of December 31, 2004 and accompanying notes contained elsewhere in this Form 8-K. Certain prior year balances have been reclassified in order to conform to the current year presentation.

      Management's Plans
      The Company incurred operating losses of $(647,251) during the three months ended March 31, 2005 and as of March 31, 2005 the Company has an accumulated deficit of $1,627,713 and a working capital deficit of $1,082,497. Management believes that cash flows generated from revenues during the remainder of 2005 will be sufficient to fund the Company's operations through the first quarter of 2006. Additional funding from shareholders and/or third parties may be required to obtain profitable operations. However there can be no assurance that the Company will generate sufficient revenues to provide positive cash flows from operations, or that sufficient capital will be available, when required, or at terms deemed reasonable to the Company, to permit the Company to realize its plans.

      NetFabric has agreed to support the operations of the Company by providing the necessary working capital. Since March 31, 2005, NetFabric has provided $350,000 cash and will provide an additional $300,000 upon filing of its registration statement with the Securities Exchange Commission. These proceeds, along with cash generated from operations in the opinion of management will be sufficient to fund the Company's operations through the first quarter of 2006.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On May 20, 2005, NetFabric Holdings, Inc. ("NetFabric Holdings") and UCA Services ("UCA Services") entered into and closed on a share exchange agreement ("Exchange Agreement"), whereby NetFabric Holdings acquired all of the issued and outstanding shares of UCA Services from the UCA Services' shareholders in exchange for the issuance of shares of common stock of NetFabric Holdings.

The following unaudited pro forma condensed consolidated balance sheet combines the historical financial position of NetFabric Holdings and UCA Services as of March 31, 2005, assuming the acquisition of UCA Services by NetFabric Holdings had been completed on March 31, 2005. The following unaudited pro forma condensed consolidated statements of operations combine the historical consolidated statements of operations of NetFabric Holdings and the historical statements of operations of UCA Services for the year ended December 31, 2004 and for the three months ended March 31, 2005 giving effect to the acquisition as if it had occurred on the first day of the periods presented. The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the acquisition, factually supportable, and expected to have a continuing impact on the consolidated results.

We are providing the following information to aid you in your analysis of the financial aspects of the acquisition. We derived the information for the year ended December 31, 2004, from the audited consolidated financial statements of NetFabric Holdings and audited financial statements of UCA Services. We derived the information for the period ended March 31, 2005, from the unaudited consolidated financial statements of NetFabric Holdings and unaudited financial statements of UCA Services. This information should be read together with the UCA Services audited and unaudited financial statements and related notes included elsewhere in this Form 8-K and the NetFabric Holdings audited consolidated financial statements and related notes, unaudited consolidated financial statements and related notes, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information included in NetFabric Holdings' form 10-KSB for the year ended December 31, 2004 and Form 10-QSB for the three months ended March 31, 2005.

The unaudited pro forma consolidated information is for illustrative purposes only. The financial results may have been different had the companies always been consolidated. You should not rely on the pro forma consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the consolidated company will experience.

Pursuant to the terms of the Exchange Agreement, NetFabric Holdings acquired all of the issued and outstanding shares of UCA Services from the UCA Services' shareholders in exchange for the issuance of 24,096,154 shares of common stock of NetFabric Holdings. The acquisition was accounted for as a business combination with NetFabric Holdings as the acquirer. Under the purchase method of accounting, the assets and liabilities of UCA Services acquired by NetFabric Holdings will be recorded as of the acquisition date at their respective fair values, and added to those of NetFabric Holdings.

The purchase price for the acquisition was determined using the value of NetFabric Holdings' common stock issued in exchange for all of the issued and outstanding shares of UCA Services based on the average closing market price of NetFabric Holdings' common stock for a period of five days prior and five days subsequent to the share exchange.

The allocation of the purchase price reflected in the unaudited pro forma condensed consolidated financial statements is preliminary and subject to change based on finalization of the Company's valuation. The actual purchase price allocation, to reflect the fair values of assets acquired and liabilities assumed will be based upon management's ongoing evaluation. Accordingly, the final allocation of the purchase price may differ significantly from the preliminary allocation provided in the pro forma financial information.

                            NETFABRIC HOLDINGS, INC.
                               UCA SERVICES, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2005

                                                                                               Pro Forma               Pro Forma
                                                             NetFabric     UCA Services       Adjustments             Consolidated
                                                           ------------    ------------      --------------           ------------
ASSETS
Current Assets:
        Cash                                            $   295,701       $   321,063                                $    616,764
        Trade accounts receivable, net                           --         2,142,904                                   2,142,904
        Inventory                                            97,303                --                                      97,303
        Prepaid expenses                                    123,076            90,922                                     213,998
                                                        -----------       -----------                                 -----------

        Total current assets                                516,080         2,554,889                                   3,070,969

Property and equipment, net                                 173,766            99,786                                     273,552

Other assets                                                 37,897             7,324                                      45,221

Goodwill and other unidentifiable intangibles                    --                --         34,076,156(b)            34,076,156
                                                        -----------       -----------                                 -----------

        Totals                                          $   727,743       $ 2,661,999                                $ 37,465,898
                                                        ===========       ===========                                ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
        Bridge loans, net of unamortized discount       $   471,532       $        --                                $    471,532
        Loans payable to stockholders                        32,639           175,000                                     207,639
        Accounts payable and accrued liabilities            325,561         1,714,575            330,000(a),(b)         2,370,136
        Accrued compensation                                     --           351,146                                     351,146
        Deferred revenue and advances from customers         25,966         1,396,665                                   1,422,631
                                                        -----------       -----------                                 -----------

        Total current liabilities                           855,698         3,637,386                                   4,823,084
                                                        -----------       -----------                                 -----------
Commitments and Contingencies

Stockholders' Equity (Deficit):
        Common stock                                         37,652           652,326           (652,326)(c)
                                                                                                  24,096 (a)               61,748
        Additional paid-in capital                        2,412,340                --         32,746,673 (a)           35,159,013
        Deferred employee compensation                      (49,192)               --                 --                  (49,192)
        Accumulated deficit                              (2,528,755)       (1,627,713)         1,627,713 (c)           (2,528,755)
                                                        -----------       -----------                                 -----------

        Total stockholders' equity (deficit)               (127,955)         (975,387)                                 32,642,814
                                                        -----------       -----------                                 -----------

        Totals                                          $   727,743       $ 2,661,999                                $ 37,465,898
                                                        ===========       ===========                                ============

     See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

                            NETFABRIC HOLDINGS, INC.
                               UCA SERVICES, INC.
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2005

The pro forma balance sheet combines the consolidated balance sheet of NetFabric Holdings as of March 31, 2005 and the balance sheet of UCA Services as of March 31, 2005, assuming that the acquisition had been completed on March 31, 2005. The historical balance sheets used in the preparation of the pro forma financial statements have been derived from NetFabric Holdings' and UCA Services' respective unaudited financial statements as of March 31, 2005.

Pro forma adjustments are necessary to record the accounting for the acquisition, including a preliminary estimate of their fair values. No pro forma adjustments were required to conform UCA Services accounting policies to NetFabric Holdings' accounting policies. Certain reclassifications have been made to conform UCA Services historical amounts to NetFabric Holdings' presentation. The pro forma consolidated provision (benefit) for income taxes does not reflect the amounts that would have resulted had NetFabric Holdings and UCA Services filed consolidated income tax returns during the periods presented.

Descriptions of the adjustments included in the unaudited pro forma consolidated balance sheet are as follows:

      (a) Estimated total purchase price: Gives effect to the issuance of 24,096,154 shares of NetFabric Holdings common stock in exchange for 100% of the equity of UCA Services. Based on the average closing market price of NetFabric Holdings' common stock for a period of five days prior and five days subsequent to the share exchange, the purchase price is estimated at $33,100,769. The purchase price represents the sum of (i) the $32,770,769 fair value (or $1.36 per common share based on the average price of NetFabric Holding's common stock for a ten day period) of the 24,096,154 shares of common stock, $.001 par value, to be issued by the former common stockholders of UCA Services, and (ii) estimated merger costs of approximately $330,000.

            Under the purchase method of accounting, the total estimated purchase price is allocated to UCA Services net tangible and intangible assets based on their estimated fair values as of the date of the completion of the purchase. The estimated purchase price is based on the preliminary valuation, and subject to material changes upon receipt of the final valuation and other factors as described in the introduction to these unaudited pro forma condensed consolidated financial statements.

      (b) In accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, NetFabric Holdings has estimated the fair value of tangible and intangible assets acquired in connection with the purchase of UCA Services, as the book value of such assets and liabilities as of March 31, 2005. Of the total estimated purchase price, approximately $33.1 million has been allocated to goodwill and other unidentifiable intangibles, representing the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets. In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," goodwill and intangible assets with indefinite lives resulting from business combinations completed subsequent to June 30, 2001 will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of NetFabric Holdings determines that the value of goodwill or intangible assets with indefinite lives has become impaired, NetFabric Holdings will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made. The preliminary estimate of goodwill and other unidentifiable intangibles, is as follows:

Net tangible liabilities assumed                         $     (975,387)
Total purchase price                                         33,100,769
                                                        ---------------
Goodwill and other unidentifiable intangibles            $   34,076,156
                                                        ===============

      (c) To eliminate UCA Services historical common stock and accumulated deficit.

                            NETFABRIC HOLDINGS, INC.
                               UCA SERVICES, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                                                 Pro Forma
                                                                 NetFabric     UCA Services    Consolidated
                                                               ------------    ------------    ------------
Revenues                                                       $        612    $ 14,007,729    $ 14,008,341

Expenses:
        Direct employee compensation and consultant expenses          3,126      10,955,449      10,958,575
        Selling, general and administrative expenses                920,718       3,473,894       4,394,612
        Research and development                                    395,452          57,278         452,730
        Interest and bank charges                                   175,365          12,799         188,164
        Depreciation and amortization                                 8,211          42,641          50,852
                                                               ------------    ------------    ------------
          Total expenses                                          1,502,872      14,542,061      16,044,933
                                                               ------------    ------------    ------------
Loss before provision for income taxes                           (1,502,260)       (534,332)     (2,036,592)

Provision for income taxes                                               --              --              --
                                                               ------------    ------------    ------------

Net loss                                                       $ (1,502,260)   $   (534,332)   $ (2,036,592)
                                                               ============    ============    ============
Net loss per common share, basic and diluted                   $      (0.05)                   $      (0.04)
                                                               ============                    ============
Weighted average number of shares
        outstanding, basic and diluted                           31,362,838                      55,458,992
                                                               ============                    ============

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

                            NETFABRIC HOLDINGS, INC.
                               UCA SERVICES, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE THREE MONTHS ENDED MARCH 31, 2005

                                                                                                Pro Forma
                                                                 NetFabric     UCA Services    Consolidated
                                                               ------------    ------------    ------------
Revenues                                                       $         --    $  4,173,834    $  4,173,834

Expenses:
        Direct employee compensation and consultant expenses          2,733       3,376,992       3,379,725
        Selling, general and administrative expenses                622,608       1,429,048       2,051,656
        Research and development                                    134,475              --         134,475
        Interest and bank charges                                   232,824           3,000         235,824
        Depreciation and amortization                                15,290          15,045          30,335
                                                               ------------    ------------    ------------
        Total expenses                                            1,007,930       4,824,085       5,832,015
                                                               ------------    ------------    ------------
Loss before provision for income taxes                           (1,007,930)       (650,251)     (1,658,181)

Provision for income taxes                                               --              --              --
                                                               ------------    ------------    ------------
Net loss                                                       $ (1,007,930)   $   (650,251)   $ (1,658,181)
                                                               ============    ============    ============

Net loss per common share, basic and diluted                   $      (0.03)                   $      (0.03)
                                                               ============                    ============
Weighted average number of shares
        outstanding, basic and diluted                           36,429,982                      60,526,136
                                                               ============                    ============

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

                               UCA SERVICES, INC.
  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         FOR THE YEAR ENDED DECEMBER 31, 2004 AND FOR THE THREE MONTHS
                              ENDED MARCH 31, 2005

      The pro forma statements of operations combine the consolidated statement of operations of NetFabric Holdings for the year ended December 31, 2004 with the statement of operations of UCA Services for the year ended December 31, 2004, assuming that the merger occurred at January 1, 2004. The historical statements of operations of NetFabric Holdings and UCA Services for the years ended December 31, 2004, respectively, have been derived from the companies' audited historical statements of operations.

      The pro forma statements of operations combine the consolidated statement of operations of NetFabric Holdings for the three months ended March 31, 2005 with the statement of operations of UCA Services for the three months ended March 31, 2005, assuming that the merger occurred at January 1, 2004. The historical statements of operations of NetFabric Holdings and UCA Services for the three months ended March 31, 2005, respectively, have been derived from the companies' unaudited statements of operations.